UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 21, 2003


                        ADVANCED MARKETING SERVICES, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

                0-16002                                95-3768341
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        (Commission File Number)            (IRS Employer Identification No.)


                 5880 OBERLIN DRIVE, SAN DIEGO, CALIFORNIA 92121
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (858) 457-2500


                                       NA
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          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

      On August 18, 2003, registrant reported a delay in the filing of its Form 10-Q for the first quarter of fiscal year 2004 that ended on June 28, 2003. On November 11, 2003, registrant reported that it would delay the filing of its Form 10-Q for the second quarter of fiscal year 2004 that ended on September 27, 2003. Under the terms of registrant's $45 million Revolving Credit Agreement with California Bank & Trust, Bank of the West and Union Bank of California, N.A. (the "Banks"), the failure to provide such Form 10-Q for the first quarter to the Banks on August 27, 2003 constituted, and the failure to provide such Form 10-Q for the second quarter to the Banks on November 27, 2003 will constitute, events of default. The Banks have agreed to further forbear the defaults through December 31, 2003. Based on the registrant's forecast of historical seasonal cash flow needs, the registrant has agreed to limit its borrowings to a maximum of $20 million during the period of forbearance. The Banks have agreed to modify, for the quarter ended September 27, 2003, the leverage ratio (as defined in the Revolving Credit Agreement) test from no more than 4.00:1 to no more than 4.25:1. Registrant intends to complete and file its Forms 10-Q as promptly as possible, although there can be no assurance that it will be able to do so by December 31, 2003 or that the Banks will continue to forbear thereafter if the Forms 10-Q have not been filed. As of November 21, 2003, registrant had an outstanding balance of approximately $5 million under the Revolving Credit Agreement.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ADVANCED MARKETING SERVICES, INC.
                                     (Registrant)


     November 21, 2003               By:   /S/ MICHAEL M. NICITA
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            Date                           Michael M. Nicita
                                           President and Chief Executive Officer